UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2020, Golden Matrix Group, Inc. (the “Company”, “GMGI”, “we” and “us”) entered into a Distribution Agreement (the “Agreement”) with Playtech Software Limited, a company incorporated in the United Kingdom (“Playtech”). The Agreement shall come into force on December 1, 2020 (“Commencement Date”).

Under the terms of the Distribution Agreement, Playtech will have an exclusive licence to GMGI Products and all Intellectual Property Rights, such that Playtech shall be the sole and exclusive distributor of all GMGI Products within the Playtech Distribution Territories (the “Playtech Exclusivity”). GMGI Products include GM-X system, Loyalty System, E-Sports Product and P2P Product. The term of the Playtech Exclusivity shall commence upon the Commencement Date, and continue for a period of 12 months following date in which the first GMGI Product has been launched by a Sub-licensee of Playtech (the “Initial Playtech Exclusivity Term”). Following the Initial Playtech Exclusivity Term, the Playtech Exclusivity shall automatically renew for additional 12 months’ periods (each, an “Extended Playtech Exclusivity Term”), provided that if the total fees attributable to the GMGI Products distributed by Playtech (in aggregate) at the end of the Initial Playtech Exclusivity Term or any Extended Playtech Exclusivity Term, is less than USD300,000 (“Playtech Exclusivity Threshold”), then GMGI shall be entitled to revoke the Playtech Exclusivity for the subsequent 24 months’ period.

For the distribution of E-Sports and P2P Products, fees payable by Playtech to GMGI is the sum of (i) 6% of the licence fees base (ii) 50% of the remaining licence fees base which Playtech determines for the fees it charges directly from the applicable Sub-licensee for the distribution of the P2P Product and the E-Sport Product.

For the Loyalty System, licence fee is waived from months 1 to 12 (including) commencing on the Commencement Date. From months 13 and onwards, licence fee is equivalent to 0.25% of the revenue actually collected by Playtech where such revenue is generated solely and exclusively from the games supported on the Loyalty System distributed by Playtech, with a minimum payment of €10,000 per month but up to a maximum amount of €100,000 per month. Playtech shall not be obligated to distribute the Loyalty System following the initial 12 months commencing on the Commencement Date, and Playtech’s decision not to distribute the Loyalty System shall in no event give rise to any liability to Playtech.

Pursuant to the Distribution Agreement, GMGI will have a non-exclusive licence to distribute the Playtech Games within GMGI Distribution Territories. Playtech Games include casino, poker, live-dealer and sports-betting games.

Fees payable by GMGI to Playtech from the distribution of the Playtech Games is the sum of (i) 8% of the licence fees base (ii) 50% of the remaining licence fees base which Playtech determines for the fees charged directly from the applicable Sub-licensee for the distribution of the applicable Playtech Games.

The term of the Agreement is for an initial period of 3 years from the Commencement Date (the “Initial Term”). In the event that either Party does not give written notice to the other Party of its intention not to renew this Agreement at least ninety (90) days prior to the end of the then current term, this Agreement shall automatically renew for further terms of three (3) years each and shall continue to be renewable on the same basis and for the same additional term (the “Renewal Term”, and jointly with the Initial Term, the “Term”).

The description of the Distribution Agreement above is not complete and is qualified in its entirety to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference in its entity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Distribution Agreement effective November 18, 2020, by and between Golden Matrix Group, Inc. and Playtech Software Limited

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: November 23, 2020	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Distribution Agreement effective November 18, 2020, by and between Golden Matrix Group, Inc. and Playtech Software Limited

* Filed herewith.

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